10.30
                             SECURED PROMISSORY NOTE


$1,000,000.00                                                   February 1, 2004
Note A                                                          Phoenix, Arizona

     FOR VALUE RECEIVED, PHC, Inc., a Massachusetts corporation ("PHC") agrees and promises to pay to the order of Louis C. Kirby ("Kirby"), Carol A. Colombo ("Colombo") and Anthony A. Bonacci ("Bonacci"), or their heirs, successors and assigns (Kirby, Colombo and Bonacci may be collectively referred to herein as "Lenders" or individually as a "Lender"), the principal sum of $1,000,000, with interest accruing on a daily basis on the unpaid principal balance from time to time outstanding from the date hereof at the rate of six percent (6%) per annum, compounded annually (the "Note Rate"), interest to be calculated on a 360-day year, both principal and interest being payable to Lender at Lenders' respective accounts at 1st National Bank of Arizona7150 East Camelback Road, Ste. 275, Scottsdale, AZ 85251, Attention: Mr. Joe Botero, or at such other address as
Lender may designate by notice from time to time, without presentment for payment, diligence, grace, exhibition of this Note, protest, or special notice of any kind, all of which are hereby expressly waived. For purposes of this Note, PHC shall be referred to as "Debtor." The unpaid balance of this Note at any time shall be the then current Remaining Note Principal (as defined herein), plus interest accrued thereon and costs, expenses and fees chargeable hereunder, which balance may be endorsed hereon from time to time by the holder hereof. The term of this Note will be five (5) years, commencing on the date of execution of this Note. All payments due under this Note will be paid by Debtor to each Lender pro-rata, calculated by multiplying the applicable payment amount by each Lender's Percentage Interest.

1.   Definitions.

     1.1 Generally. All capitalized terms not defined herein shall have the meanings set forth in that certain Membership Purchase Agreement (the "Purchase Agreement") between PHC, Pivotal Research Centers, L.L.C. ("Pivotal"), and Lenders of even date herewith.

     1.2  "EBITDA" for any  applicable  period means the earnings of the Pivotal
          Business before interest, taxes, depreciation or amortization, determined in accordance with GAAP. For purposes of determining the EBITDA of the Pivotal Business, all costs attributable to the Non-Pivotal Business shall not be included regardless where such cost is incurred.

     1.3  "Adjusted   EBITDA"   means  an  amount  equal  to  the  sum  (without
          duplication) of (i) all bonuses paid to employees of Pivotal (including but not limited to Michael J. Colombo and Louis C. Kirby), plus (ii) the EBITDA generated by the Pivotal Business during the applicable Note Adjustment Period, plus (iii) the sum of all principal and interest payments, if any, made by the Pivotal Business to repay any portion of the Acquisition Financing, the Line of Credit, and the Notes, plus (iv) any corporate level overhead charges assessed against the Pivotal Business by PHC in violation of the provisions of Section
          3.10 of the Purchase Agreement.

     1.4 "Base Amount" means $780,000 (U.S.) for any calendar year, pro-rated for any partial periods.

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
     1.5 "Note Adjustment Amount" means an amount equal to the Adjusted EBITDA of the Pivotal Business at the conclusion of the applicable Note Adjustment Period minus the Base Amount, provided however, that if the Note Adjustment Amount is a negative number, then the procedures set forth in Section 2.4.1(c) or 2.4.2(c), as applicable, of this Note shall be applied to determine the Note Adjustment Amount.

     1.6 "Note Adjusted Interest" means, in the case of any Determination Date where a Note Adjustment Amount is a negative number, the lesser amount of Interest that would have otherwise been due and payable under this Note during the applicable Note Adjustment Period if the Principal was reduced by an amount equal to the Note Adjustment Amount. In the case of any Determination Date where a Note Adjustment Amount is a positive number, "Note Adjusted Interest" means the greater amount of Interest that would have otherwise been due and payable under this Note during the applicable Note Adjustment Period if the Principal was increased by an amount equal to the Note Adjustment Amount.

     1.7 "Note Adjustment Period" means the two periods, the first of which shall commence on the date of execution of this Note and end on December 31, 2004 ("Note Adjustment Period A"), and the second of which shall commence on January 1, 2005 and end on December 31, 2005 ("Note Adjustment Period B").

     1.8 "Note Interest Adjustment Amount" means (a) in the case the Note Adjusted Interest for the applicable Note Adjustment Period is a positive number, an amount equal to the net interest payments made by Debtor to Sellers pursuant to this Note during the applicable Note Adjustment Period, plus the Note Adjusted Interest, or (b) in the case the Note Adjusted Interest for the applicable Note Adjustment Period is a negative number, an amount equal to the net interest payments made by Debtor to Sellers pursuant to this Note during the applicable Note Adjustment Period, minus the Note Adjusted Interest.

     1.9 "Remaining Note Principal" means, on a given date, an amount equal to the principal of this Note minus any principal payments made by Debtor to Sellers pursuant to this Note prior to such date, plus any Note Adjustment Amounts and Note Interest Adjustment Amounts determined pursuant to Sections 1.7 and 1.8 hereof prior to such date.

2.   Payments. Debtor shall make payments under this Note as follows:

     2.1 Interest Accrual. Interest shall begin to accrue on the principal balance of this Note from the date of execution of this Note. All interest that accrues from the date of execution of this Note until December 31, 2004 shall be added to the then outstanding principal balance of this Note on the date the Quarterly Installment (as defined below) would otherwise have been due, as set forth below.

     2.2 Quarterly Installments of Principal and Interest. Commencing on January 1, 2005 and on the first day of each quarterly period thereafter (March, June, September, December) through and including December 1, 2008, Debtor shall make quarterly installment payments of principal and interest to Lender with such installments based on the Remaining Note Principal outstanding at the beginning of such quarter


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          amortized  in  quarterly  installments  over the  remaining  term (the
          "Quarterly Installments"). The annual principal adjustments described in Section 1.5 of this Note shall adjust the principal balance of this Note, if at all, on February 1 of the year in which such adjustment occurs.

     2.3 Maturity. Anything in this Note to the contrary notwithstanding, absent earlier acceleration upon an Event of Default, all then outstanding principal and accrued and unpaid interest and all other amounts due under this Note shall be due and payable to Lender in full on December 31, 2008 (the "Maturity Date").

     2.4 Two Annual Principal Adjustments. The principal balance of this Note shall be adjusted annually for each of the first two years after the date of execution of this Note, in the manner described below. The adjustment for Note Adjustment Period A shall take place on February 1, 2005 ("Determination Date A") and the adjustment for Note
          Adjustment Period B shall take place on February 1, 2006 ("Determination Date B"). Debtor shall be responsible for calculating the Note Adjustment Amount for each Note Adjustment Period, all of which calculations shall be made in good faith, in accordance with the requirements set forth in this Note, and utilizing commercially reasonable standards of care. Debtor shall provide Lenders with written notice of its findings and reasonable financial support for its calculations on or before the applicable Determination Date.

          2.4.1 Year One Adjustment.

               (a) Positive Adjustment. If the Pivotal Business for Note Adjustment Period A generates a positive Note Adjustment Amount, the Remaining Note Principal shall be increased in an amount equal to the Note Adjustment Amount plus an amount equal to the Note Interest Adjustment Amount, and Debtor shall make all payments under this Note subsequent to Determination Date A in accordance with such adjusted Remaining Note Principal. So for example, if the Adjusted
                    EBITDA for Note Adjustment Period A equals $850,000, then the Remaining Note Principal shall be increased by $70,000 ($850,000 - $780,000 = $70,000).

               (b)  Negative  Adjustment.  If the Pivotal Business  generates an
                    Adjusted EBITDA of less than the Base Amount during Note Adjustment Period A, then, subject to the provisions of
                    Section 2.4.1(c) below, the Remaining Note Principal shall be decreased by an amount equal to the Note Adjustment Amount minus an amount equal to the Note Interest Adjustment Amount, and Debtor shall make all payments under this Note subsequent to Determination Date A in accordance with such adjusted Remaining Note Principal. So for example, if the
                    Adjusted  EBITDA  for  Note   Adjustment   Period  A  equals
                    $700,000, then the Remaining Note Principal shall be decreased by $80,000 ($700,000 - $780,000 = ($80,000))



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
               (c)  Adjustment  Review.  If,  in the  case of a Note  Adjustment
                    Amount to which Section 2.4.1(b) applies, such Note Adjustment Amount is equal to or greater than $50,000, then the CEO of the Pivotal Business shall meet with the CEO of PHC and, in good faith, determine the amount of salary related expenses borne by the Pivotal Business that reasonably could have been allocated to activities other than the Pivotal Business (e.g., a percentage of the salaries of employees that were spending a portion of their time supporting the development of Debtor's other clinical research sites and operations) (hereinafter referred to as the "Estimated Allocation") and the principal balance of the Note shall be reduced by an amount equal to the Base Amount minus the Adjusted EBITDA plus the Estimated Allocation, if any. Notwithstanding anything herein to the contrary, if after the Estimated Allocation is added to the Adjusted EBITDA the result is that there exists an overage that under normal circumstances would result in a positive adjustment to the face value of this Note, then the principal balance of this Note will not be adjusted and no overage adjustment will be made except to satisfy any shortfalls in any prior or any future years. Notwithstanding anything in this Note to the contrary, if the Pivotal Business generates an Adjusted EBITDA of less than the Base Amount during the above referenced period, and if Debtor has increased the salary or salaries of any employees of the Pivotal Business by an amount that exceeds the standard salary increase, then the Adjusted EBITDA for such period shall be increased by an amount equal to the salary increases actually granted by Debtor to the employees of the Pivotal Business minus standard salary increase.

          2.4.2 Year Two Adjustment:

               (a) Positive Adjustment. If the Pivotal Business for Note Adjustment Period B generates a positive Note Adjustment Amount, the Remaining Note Principal shall be increased in an amount equal to the Note Adjustment Amount plus an amount equal to the Note Interest Adjustment Amount, and Debtor shall make all payments under this Note subsequent to Determination Date B in accordance with such adjusted Remaining Note Principal. So for example, if the Adjusted
                    EBITDA for Note Adjustment Period B equals $850,000, then the Remaining Note Principal shall be increased by $70,000 ($850,000 - $780,000 = $70,000).

               (b)  Negative  Adjustment.  If the Pivotal Business  generates an
                    Adjusted EBITDA of less than the Base Amount during Note Adjustment Period B, then subject to the provisions of
                    Section 2.4.2 (c) below, the Remaining Note Principal shall be decreased by an amount equal to the Note Adjustment Amount minus an amount equal to the Note Interest Adjustment Amount, and Debtor shall make all payments under this Note subsequent to Determination Date B in accordance with such adjusted Remaining Note Principal. So for example, if the


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
                    Adjusted  EBITDA  for  Note   Adjustment   Period  B  equals
                    $700,000, then the Remaining Note Principal shall be decreased by $80,000 ($700,000 - $780,000 = ($80,000)).
               (c)  Adjustment  Review.  If,  in the  case of a Note  Adjustment
                    Amount to which Section 2.4.2(b) applies, such Note Adjustment Amount is equal to or greater than $50,000, then the CEO of the Pivotal Business shall meet with the CEO of PHC and, in good faith, determine the amount of salary related expenses borne by the Pivotal Business that reasonably could have been allocated to activities other than the Pivotal Business (e.g., a percentage of the salaries of employees that were spending a portion of their time supporting the development of Debtor's other clinical research sites and operations) (hereinafter referred to as the "Estimated Allocation") and the principal balance of the Note shall be reduced by an amount equal to the Base Amount minus the Adjusted EBITDA plus the Estimated Allocation, if any. Notwithstanding anything herein to the contrary, if after the Estimated Allocation is added to the Adjusted EBITDA the result is that there exists an overage that under normal circumstances would result in a positive adjustment to the face value of this Note, then the principal balance of this Note will not be adjusted and no overage adjustment will be made except to satisfy any shortfalls in any prior or any future years. Notwithstanding anything in this Note to the contrary, if the Pivotal Business generates an Adjusted EBITDA of less than the Base Amount during the above referenced period, and if Debtor has increased the salary or salaries of any employees of the Pivotal Business by an amount that exceeds the standard salary increase, then the Adjusted EBITDA for such period shall be increased by an amount equal to the salary increases actually granted by Debtor to the employees of the Pivotal Business minus the standard salary increase.

          2.4.3 "Freeze" of Remaining Principal.

               In the event (i) Debtor breaches its obligation to maintain the Line of Credit as set forth in Section 3.5 of the Purchase Agreement, (ii) Debtor terminates an Executive without Cause, as defined in the applicable Employment Agreement, or (iii) an Executive terminates his employment with Debtor for Good Reason, as defined in the applicable Employment Agreement, then, in such event, the Remaining Principal shall, at Lender's option, no longer be subject to adjustment pursuant to this Section 2.4.3 (a "freeze") provided that Lender provides to Debtor written notice, within thirty (30) days of the first to occur of items (i), (ii) or (iii) above, of the Lender's desire to freeze the Remaining Principal (the "Election Term"). If an election is made under this Section 2.4.3 to freeze the Remaining Principal, then the date upon which such Remaining Principal shall be deemed to have been frozen shall the on the first to occur of items (i), (ii) or
               (iii) above. Notwithstanding the foregoing, Lender shall not be entitled to accelerate payment under this Note based solely on the occurrence of items (ii) or (iii) above.

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
3. Adjustments to Reflect Actual Collections. If the actual cash collections of the Pivotal Business during Note Adjustment Period A shall be less than the EBITDA of the Pivotal Business utilized for purposes of determining principal adjustments under this Note for such Note Adjustment Period, then, for purposes of making the Year Two Adjustment, Adjusted EBITDA for Adjustment Period B will be reduced by an amount equal to the shortfall.

4. Application. All payments received by Lender under this Note shall be applied as follows: (a) first, to any amounts due under this Note, other than interest and principal accrued or outstanding under this Note; (b) second, to accrued and unpaid interest under this Note; and (c) third, to the outstanding principal balance of this Note.

5. Prepayment. Debtor may prepay the principal balance of this Note in whole or in part at any time.

6. Related Documents. The transaction evidenced by this Note is also evidenced and secured by: (a) the Security Agreement; (b) the Financing Statements; and (c) the Pledge Agreement.

7. Additional Indebtedness. Debtor shall not incur any material indebtedness related to the Pivotal Business except the indebtedness resulting from the Acquisition Financing or the Line of Credit.

8. Compliance with Covenants. Debtor will provide the Line of Credit to the Pivotal Business in the manner described in the Purchase Agreement. Debtor's breach of that obligation under the Purchase Agreement, and Debtor's failure to cure such breach within the Cure Period specified in the Purchase Agreement, shall be deemed an Event of Default under the terms of this Note.

9. Prohibition on PHC's Corporate Overhead Charges. PHC will not impose any corporate level overhead charges or expenses upon the Pivotal Business as provided in Section 3.10 of the Purchase Agreement. If, for any reason, the Pivotal Business pays any PHC corporate level overhead charge on the Pivotal Business in violation of Section 3.10 of the Purchase Agreement, then notwithstanding anything to the contrary in this Note, the Adjusted EBITDA for the period during which such charges are paid shall be increased by an amount equal to the corporate level overhead charges paid by the Pivotal Business as determined in accordance with the Purchase Agreement.

10. Default.

     10.1 Events of Default. The existence of any one or more of the following shall constitute an "Event of Default" under this Note:

          10.1.1 Non-Payment. Debtor's failure to make any payment to Lender under this or any of the other Notes, including, without limitation, any Quarterly Installment or Annual Installment, as applicable, on or before the date such payment is due; or

          10.1.2 Non-Performance. Debtor's failure to comply timely and fully with (i) any other provision of this Note or any of the other Notes (other than those described in Section 10.1.1 above) within ten (10) calendar days after Lender's delivery of written notice


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
               of non-performance, or, with respect to Section 9 of this Note, within the cure period specified in the Purchase Agreement.
          10.1.3 Bankruptcy; Insolvency. (a) Debtor making a general assignment for the benefit of creditors; (b) the filing by Debtor of a voluntary petition or application for a custodian, as defined by the United States Bankruptcy Code, or for the appointment of a receiver; (c) the filing against Debtor of an involuntary petition or case under any state insolvency law of the United States Bankruptcy Code, including, without limitation, for the appointment of a receiver, and the petition or case remains pending for more than 60 days or the court in which such petition or case is pending approves it or Debtor is adjudicated a bankrupt or becomes a debtor or debtor in possession in any such proceeding; or (d) the commencement, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, of proceedings for the relief of Debtor or for the composition, or arrangement of a substantial portion of the obligations of Debtor or affecting the property of Debtor.

          10.1.4 Assignment; Change in Control. Debtor shall not assign this Note or its obligations hereunder without the prior written consent of Lender except in conjunction with a transaction described in Section 10.10 of the Purchase Agreement.

     10.2 Default Interest. Upon the occurrence and continuance of an Event of Default, at the option of Lender without notice to Debtor, all amounts then unpaid under this Note and the Transaction Documents shall bear default interest at the rate of 15% per annum (the "Default Interest Rate") commencing on the initial due date of the failed payment or performance constituting the Event of Default. Interest at the Default Interest Rate shall continue for so long as the Event of Default shall remain uncured and shall be payable monthly on the same day that the Quarterly Installments are due under Section 2.2, or at the Maturity Date, including any maturity as the result of the acceleration of this Note.

     10.3 Acceleration. In addition to all other rights and remedies Lender may have if an Event of Default shall occur and (i) shall not have been cured within the applicable cure period or, (ii) if no cure period, shall continue for a period of 10 calendar days, Lender, at its option without further notice to Debtor, may declare immediately due and payable the Remaining Note Principal and interest accrued thereon together with all other sums owed by Debtor under this Note and any other Notes. Lender shall not be entitled to exercise its right to accelerate payment of this Note, as provided in this Section 10.3, during any period when Kirby or Michael J. Colombo are not in compliance with their obligations under Section 3 of the applicable
          Employment Agreement, or Kirby, Colombo and Bonacci are not in compliance with their obligations under Article IV of the Purchase Agreement.

11. Remedies Cumulative. The remedies provided in this Note and the other Notes shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of affected party, and may be exercised as often as occasion therefore shall occur. The exercise or the failure to


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
     exercise any such right or remedy shall in no event be construed as a waiver or release thereof.
12. Enforcement Costs. If Lender brings suit on any of the Notes or employs an attorney or incurs expenses to interpret or enforce this Note or otherwise to compel payment of any amounts due under this Note or to defend the priority of any of the collateral evidenced by the Pledge Agreement or the Security Agreement, or to preserve and enforce its rights in connection with any bankruptcy or other proceeding, Debtor shall pay all reasonable attorneys' fees, costs and expenses actually incurred by Lender as a result thereof. Lender shall be entitled to enforce this Note in any court of competent jurisdiction and shall not be bound by the arbitration provisions set forth in the Purchase Agreement.

13. Maximum Rate of Interest. The undersigned acknowledges that the undersigned has agreed to the rate of interest represented by the Note Rate and the Default Interest Rate (as applicable). Any provision in this Note to the contrary notwithstanding, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees or any sums that may at any time be deemed to be interest by a court of competent jurisdiction, shall not exceed the amount Lender may lawfully collect. If the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees or other sums that may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest that for any month or other interest payment period exceeds the amount
     Lender may lawfully collect, all sums in excess of those lawfully collectible as interest for the period in question automatically shall, without further notice to Debtor, be applied as a reduction of the then outstanding principal balance of this Note or any other amounts due under this Note (other than interest) immediately upon receipt of such sums by Lender, with the same force and effect as if Debtor had specifically designated such excess sums to be so applied to the reduction of such principal balance or such other amounts due; provided, however, that Lender may elect, at any time and from time to time by notice in writing to Debtor, to waive, reduce or limit the collection of any sums (or to refund to Debtor any sums collected) in excess of those lawfully collectible as interest rather than accept such sums on prepayment of the principal balance of this Note or as payment of such other amounts.

14. Notices. All notices or other communications hereunder shall be made in accordance with Section 10.6 of the Purchase Agreement.

15. Waiver of Notice. Debtor hereby waives diligence, grace, demand, presentment for payment, protest, notice of protest, notice of dishonor, notice of demand, notice of nonpayment, exercise of any option hereunder, any homestead or exemption rights and any release or discharge arising from any extension or extensions of time of payment of this Note any other cause of release or discharge arising from any extension or extension of time of payment of this Note, or any other cause of release or discharge other than actual payment in full hereof.

16. No Waiver by Lender. Lender shall not be deemed, by an act of omission or commission, to have waived any of its rights or remedies under this Note unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in such writing. The acceptance by Lender of


                                   -- 101 --
     any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of Lender's remedies under this Note at that time or at any subsequent time or nullify any prior exercise of any such remedies without the express written consent of Lender, except as and to the extent otherwise provided by law. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

17. Transfer by Lender. The term "Lender," as used in this Note, as far as covenants or obligations on the part of Lender are concerned, shall include Lender, and any heirs, successors, assigns or future holders. Except as otherwise provided herein or in the Purchase Agreement, Lender may transfer all or part of its interest in this Note or any of the other Transaction Documents without the consent of Debtor and such act or subsequent act shall not be deemed in violation on Lender's part of any of the terms and conditions of this Note or the other Transaction Documents. Upon any transfer by Lender, at Lender's option, Lender may surrender this Note to Debtor for issuance to transferee of a new instrument in replacement of this Note. In the event of any surrender of this Note to Debtor for reissuance or replacement as provided in the immediately preceding sentence, Debtor shall, contemporaneously with such surrender, reissue the Note acknowledging the transferee as the new "Lender" hereunder or, if requested by Lender, execute and deliver to the transferee a replacement
     Note identical to this Note except identifying the transferee as the Lender hereunder, and Debtor's failure to do so shall be an Event of Default under this Note.

18. Severability. If any term or provision of this Note shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Note shall not be affected thereby, but such term or provision shall be reduced or otherwise modified by such court or authority only to the minimum extent necessary to make it valid and enforceable, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law. If any term or provision cannot be reduced or modified to make it reasonable and permit its enforcement, it shall be severed from this Note and the remaining terms shall be interpreted in such a way as to give maximum validity and enforceability to this Note. It is the intention of the parties hereto that if any provision of this Note is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

19.  Acknowledgments.  Debtor acknowledges that, except as otherwise provided in
     Section 10.1 of the Purchase Agreement: (a) with respect to the amounts payable to Lender under this Note, that Debtor has no offset, defense or counterclaim with respect thereto, no claim against Lender or with respect to any document forming part of the transaction in respect of which this Note was made or forming part of any other transaction under which the undersigned is indebted to Lender; and (b) all interest imposed under this Note through the date hereof, and all fees and other charges that have been collected from or imposed with respect to this Note were and are agreed to, and were properly computed from or imposed with respect to this Note were and are agreed to, and were properly computed and collected.

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
20. Headings and Captions. The headings and captions in this Note are for convenience of reference only and shall in no way alter or modify the terms of this Note.


21. Governing Law. This Note and the Transaction Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona except for conflict of Law principles in the event of a conflict between the defined terms of this Note and those of the Purchase Agreement, in which case Delaware Law shall govern the interpretation of the defined term.

22.  Time of Essence. Time is of the essence of this Note.

                               PHC, Inc.
                               A Massachusetts corporation



                               By: /s/  Bruce A. Shear
                                   ________________________________
                                    Bruce Shear, President





                                   -- 103 --

STATE OF MASSACHUSETTS)
                          SS
County of Essex)

     On this __ day of February, 2004, before me, the undersigned officer, personally appeared Bruce Shear, who acknowledged himself to be President of PHC, Inc., a Massachusetts corporation and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                   /s/  Janet Esterkes
                                        Notary Public

My Commission Expires:

March 12, 2010






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